UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 SAIC Drive, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 676-6942

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SAIC Elects New Director

On February 23, 2015, Science Applications International Corporation (SAIC) announced that Deborah B. Dunie was appointed as a member of the SAIC Board of Directors.  Ms. Dunie also was appointed as a member of the Human Resources and Compensation Committee of SAIC’s Board of Directors. With the appointment of Ms. Dunie, SAIC increased the size of its Board to ten members.

Ms. Dunie has over 30 years’ experience in the aerospace and defense industry with senior positions in the U.S. Department of Defense and private industry.  She previously served within the Office of the Under Secretary of Defense for Intelligence, Deputy Under Secretary of Defense for Counterintelligence and Security and as Director, Plans and Analysis. She also served as Director, Business Transformation Office, at the National Imagery and Mapping Agency (now the National Geospatial-Intelligence Agency). Dunie formerly served as Executive Vice President and Chief Technology Officer of CACI International Inc. from October 2006 to December 2014. She also held senior management positions throughout her career at Martin Marietta Corporation, Raytheon Company and Oracle Corporation.

Ms. Dunie will receive an initial cash retainer of $12,500 and a grant of SAIC restricted stock units (RSUs) with a value of $25,000.  Ms. Dunie will then be entitled to receive the standard annual cash and equity compensation paid to all SAIC directors. The annual cash compensation paid to all directors currently consists of a retainer of $50,000 (one fourth of which is paid quarterly) and meeting fees of $2,000 for each meeting attended of the Board and any Board Committee.  In addition, directors currently receive an annual equity award of RSUs with a value of $100,000 and stock options with a value of $50,000, which currently are granted following the director’s election at SAIC’s annual meeting of stockholders.  Finally, as a director, Ms. Dunie will be entitled to participate in the Company’s Deferred Compensation Plan, which allows directors to defer 100% of the cash retainer and meeting fees they receive.

A copy of the press release announcing the election of Ms. Dunie is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated February 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2015

Science Applications International Corporation

By:	/s/ Mark D. Schultz
Mark D. Schultz
Executive Vice President and General Counsel